                                                                    EXHIBIT 10.6

     "***" - Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a
          Confidential Treatment Request, pursuant to Rule 406 of the
                       Securities Act of 1933, as amended

                          LIVE CATTLE SUPPLY AGREEMENT



         This Live Cattle Supply Agreement ("Agreement") is made this 19th day of September, 2002, by and between SWIFT BEEF COMPANY, a Delaware corporation (the "Company") and MONFORT FINANCE COMPANY, INC., a Colorado corporation (the "Supplier").


RECITALS:

         (a) The Company and the Supplier desire to develop a purchase and supply relationship whereby the Company will purchase Cattle (as defined in Section 1) from the Supplier for processing at plants owned by the Company;

         (b) The Company desires to assure a continuing supply of the Cattle and the Supplier desires to supply the Company with the Cattle;

         (c) It is in both parties best interests to keep the Facilities (as defined in Section 1) as full as economically feasible which, consistent with past practices, has been approximately 90% to 95% of capacity; and

         (d) The Supplier is willing to dedicate the production of Cattle from the Facilities for sale hereunder to the Company, and the Company desires to purchase all of the Cattle produced at the Facilities.


AGREEMENT:

         In consideration of the foregoing premises and of the mutual promises set forth herein, the parties hereto agree to the following:

1. CERTAIN DEFINITIONS.

         1.1 "Cattle" means fed cattle ready for slaughter.

         1.2 "Cattle Price" means the price for the Cattle as determined in accordance with the calculations set forth on SCHEDULE 1.2.

         1.3 "Contract Year" means each whole calendar year during the Term of this Agreement; provided, however, that the First Contract Year shall be the period of time from the Commencement Date until December 31, 2002.

         1.4 "Discounts" means a decrease to the Cattle Price as determined by mutual agreement of the parties in accordance with past practice.

         1.5 "Facility" or "Facilities" means any one or all (as appropriate) of the feedyards identified on SCHEDULE 1.5, owned by the Supplier.

         1.6 "Person" means an individual, a corporation, a partnership, an association, a governmental entity, a trust or other entity or organization.

         1.7 "Plant" means the slaughter plants identified on SCHEDULE 1.7 owned by the Company.

         1.8 "Premiums" means an amount in addition to the Cattle Price as determined by mutual agreement of the parties in accordance with past practice.

         1.9 "Quality Grading" means the final classification of the Cattle carcass pursuant to USDA quality grades.

         1.10 "Quarter" means the four periods falling in each Contract Year, each such period being three months in duration, with the first such period in any Contract Year ending March 31, the second ending June 30, the third ending September 30 and the fourth ending December 31.

         1.11 "Term" shall have the meaning set forth in Section 4 hereof.

         1.12 "Yield Grading" means the final classification of the Cattle carcass pursuant to USDA yield grades.

2. SUPPLY.

         During the Term hereof, the Supplier shall sell to the Company, and the Company shall purchase from the Supplier, the total production of Cattle from the Facilities. Supplier agrees to use its reasonable commercial efforts to place Cattle in the Facilities in a manner consistent with past practice, subject to the provisions of the cattle feeding risk management policy of ConAgra Foods, Inc. ("CAGCO") and the provisions of its Risk Management Agreement with CAGCO ("RISK MANAGEMENT AGREEMENT") (copies of which have been provided to the Company).

3. PURCHASE AND SALE OF CATTLE.

         3.1 The term of this Agreement shall commence on September 19, 2002, or such other date as is mutually agreed upon in writing by the parties (the "COMMENCEMENT DATE").

         3.2 Shipment of Cattle from each Facility shall occur on mutually scheduled days from Monday through Saturday as coordinated between the Company and the Supplier. The Company and the Supplier shall jointly establish efficient shipping and transporting procedures so as to minimize the time that Cattle are:
(a) waiting to be loaded at a Facility, (b) standing on a truck, (c) waiting to be unloaded at the Plant, and (d) waiting to be slaughtered.

         3.3 Title to and risk of loss of Cattle shall pass to the Company as the Cattle are unloaded at the Plant.

         3.4 The Company, at its sole cost and expense, shall provide trucks, labor for loading Cattle onto trucks and drivers for transport of Cattle from Facility to Plant. The Supplier, at its sole cost and expense, shall gather the Cattle for loading and weigh the Cattle on certified scales at each Facility.

         3.5 Each shipment of Cattle will be accompanied by an invoice containing number of head and a scale ticket and such other information consistent with past practice as the Company may reasonably request. The Company shall pay the Cattle Price to Supplier for each shipment pursuant to the payment requirements set forth in The Packers and Stockyards Act. All such payments are to be made by wire transfer to an account or accounts designated by Supplier. Quality Grading, Yield Grading, Premiums and Discounts shall all be determined in a manner consistent with how such matters are determined by the Company for third party suppliers of cattle to the Company.

4. TERM.

         The term of this Agreement shall begin on the Commencement Date and end concurrently with the termination of that certain Credit Agreement of even date herewith among the Supplier, CAGCO and Swift Cattle Holdco, Inc., provided that this Agreement may be extended for a one (1) year period in connection with the sale of Supplier or any Facility.

5. FORECASTS.

         The parties will meet periodically, but in all events no less frequently than every 90 days, to determine quantities of Cattle to be supplied hereunder.

6. CATTLE PRODUCTION AND INSPECTION.

         6.1 The Cattle shall be produced in accordance with USDA regulations and general industry standard animal husbandry practices (the "CATTLE PRODUCTION STANDARDS"). If the Company requests that the Supplier add or remove an input, which would have the effect of increasing the cost of production of Cattle (whether such cost is due to the cost of additional inputs or a net increase in the cost of production due to the elimination of certain inputs), the Company shall bear the net cost of such change. The Supplier shall favorably consider such requests of the Company subject to process feasibility, availability of processing labor and equipment and commercial availability of raw materials.

         6.2 The Company personnel and other representatives shall, during normal business hours and with minimal disruption of business, have reasonable access to (a) the Facilities, and (b) all operational and medical records (including computer or other electronically encoded records) relating to the Cattle (collectively "SUPPLIER RECORDS"). The Supplier shall cooperate fully with the Company during all inspections and shall, upon request, promptly provide to the Company copies of any Supplier Records as are reasonably necessary. If deficiencies are identified relative to current Cattle Production Standards during such inspections, the Company shall promptly advise the Supplier and the Supplier shall promptly take appropriate corrective actions.

         6.3 The Supplier personnel and other representatives shall, during normal business hours and with minimal disruption of business, have reasonable access to (a) the Plant, and (b) all operational, financial and other records (including computer or other electronically encoded records) relating to the Cattle, the Quality Grading and Yield Grading of the Cattle and the calculation of Premiums and Discounts with respect to the Cattle (including data included or necessary to compute such Premiums and Discounts but excluding any records relating to cattle not delivered by Supplier, the sale of beef or other products or financial or operational records of the Company except to the extent needed to compute Cattle Price, Premiums and Discounts) (collectively, "COMPANY RECORDS"). The Company shall cooperate fully with the Supplier during all inspections and shall, upon request, promptly provide to the Supplier copies of any Company Records as are reasonably necessary.

7. COVENANTS.

         7.1 The Supplier covenants that, during the Term of this Agreement, it shall:

         (a) operate the Facilities substantially in compliance with all applicable laws and regulations;

         (b) use its reasonable best efforts, consistent with industry practices in the production of the Cattle and recordkeeping relative to medication and withdrawals; and

         (c) obtain and maintain such regulatory and/or governmental permits as Supplier reasonably determines are necessary or appropriate to feed cattle at each of the Facilities. Supplier shall bear the responsibility for filing any reports relating to the Cattle prior to delivery to Company which are required by applicable government authorities.

         7.2 The Company covenants that, during the Term of this Agreement, it shall:

         (a) operate the Plant substantially in compliance with all applicable laws and regulations;

         (b) use its reasonable best efforts, consistent with industry practices in the slaughter and processing of the Cattle; and

         (c) obtain and maintain such regulatory and/or governmental permits as the Company reasonably determines are necessary or appropriate to slaughter and process beef at the Plant. The Company shall bear the responsibility for filing any reports relating to the Cattle subsequent to delivery to Company which are required by applicable government authorities.

8. FORCE MAJEURE.

         Neither the Supplier nor the Company shall be liable for, or deemed to be in default hereunder or subject to any remedies of the other party as a result of, delays or performance failures due to power failures, fire, acts of God, acts of civil or military authority, embargoes, epidemics, terrorism, strikes, riots or similar causes beyond such party's reasonable control, and without the fault or negligence of the Company or the Supplier. Should any force majeure condition occur which prevents Supplier from performing its obligations pursuant to this Agreement from one of the Facilities, Supplier shall, at Company's request, use reasonable best efforts to supply the Cattle to be provided hereunder from Cattle at Supplier's other Facilities. Should any force majeure condition occur which prevents the Company from performing its obligations pursuant to this Agreement at the Plant, the Company shall, at the Supplier's request, use reasonable best efforts to accept the Cattle to be provided hereunder at the Company's other Plants and Supplier shall have the right to sell to third parties any Cattle not purchased by the Company during such period of force majeure. Each party shall use reasonable best efforts to minimize the impact of any force majeure condition it experiences on the other party to this Agreement and to otherwise keep the other party timely advised as to minimization and removal of such condition.

9. INSURANCE.

         The Company and Supplier shall at all times maintain (i) commercial general liability insurance, including product liability, completed operations and contractual liability coverage, (ii) automobile liability, (iii) workers compensation and employer liability insurance the coverages, amounts and deductible levels of such policies to be consistent with industry standards, in the minimum levels set forth in SCHEDULE 9. Such policies shall be primary and non-contributory and name the other party as additional insured with waiver of subrogation and each party shall provide the other party with certificates of insurance evidencing these insurance coverages providing for 30 days' advance written notice to the other party of any material change or termination of these coverages.

10. SUCCESSORS AND ASSIGNS.

         In the event that Supplier or any Facility is sold, all reasonable attempts will be made to assign this Agreement to the buyer of the Facility so that, with respect to such Facility, this Agreement shall be by and between the buyer thereof and the Company. This Agreement shall remain in place between Supplier and the Company with respect to the remaining Facilities owned by Supplier. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in the first sentence of this Section 10, this Agreement shall not be assigned by the Company or Supplier without the prior written consent of the other party; provided, however, that to the extent requested by the Company's senior lenders, the parties shall execute and deliver such documents as may be necessary to effect a collateral assignment of the rights arising hereunder.

11. INDEPENDENT CONTRACTOR.

         This Agreement shall not constitute or give rise to a partnership between the parties. All activities by the Supplier hereunder shall be carried on by the Supplier as an independent contractor and not as an agent for the Company. All activities by the Company hereunder shall be carried on by the Company as an independent contractor and not as an agent for the Supplier. Neither party shall have, nor represent that it has, the power to bind the other party to this Agreement.

12. INDEMNIFICATION.

         (a) Supplier shall indemnify and hold the Company harmless from and against any and all claims, demands, actions, causes of action, proceedings, judgments and other liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) (collectively, "CLAIMS") of any nature incurred by the Company which result from Supplier's operation of its Facilities, any act or omission of Supplier in connection herewith or any breach by Supplier of any representation, warranty, covenant or agreement provided herein. Provided, however, nothing in this Section 12 shall impact, affect or relate to, or shall be deemed to impact, affect or relate to, the parties' agreements and undertakings under the Risk Management Agreement including, without limitation, the agreements and undertakings set forth in Exhibit "A" to the Risk Management Agreement.

         (b) The Company shall indemnify and hold Supplier harmless from and against any and all Claims of any nature incurred by Supplier which result from the Company's operation of any Plant, any act or omission of the Company in connection herewith or any breach by the Company of any representation, warranty, covenant or agreement provided herein.

13. NOTICES.

         Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be (i) effective upon receipt or evidence of refusal to accept if mailed by first class registered or certified mail, postage prepaid, (ii) effective upon receipt or evidence of refusal to accept if delivered by a nationally recognized overnight courier service, or (iii) effective upon transmittal by confirmed facsimile or other confirmed electronic transmission, addressed as follows:

         IF TO COMPANY:    Swift Beef Company
                           1770 Promontory Circle
                           Greeley, CO 80634
                           Attn: President
                           Fax: (970) 506-8323

         IF TO SUPPLIER:   Monfort Finance Company, Inc.
                           1770 Promontory Circle
                           Greeley, CO 80634
                           Attn: President
                           Fax: (970) 506-8323

or to such other address with respect to a party as such party shall notify the other party in writing as above provided.

14. ENTIRE AGREEMENT; AMENDMENT.

         This Agreement (including exhibits) represents the entire agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Any amendment of this Agreement shall be in writing, signed by both parties.

15. WAIVER.

         A waiver by either party of any breach or default of this Agreement is not to be construed as a waiver of any subsequent breach or default.

16. GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with the laws (excluding the law of conflicts) of the State of Delaware without giving effect to the conflicts of law provisions thereof.

17. NO CONSEQUENTIAL DAMAGES.

         IN NO EVENT SHALL A PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES, WHETHER BASED IN CONTRACT, TORT, WARRANTY, OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY LOSS OF THE INCOME, PROFIT OR SAVINGS OR COST OF CAPITAL OR FINANCING OF THE OTHER PARTY OR ITS AFFILIATES, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND, RESULTING FROM OR RELATING TO THIS AGREEMENT OR THE CATTLE DELIVERED HEREUNDER, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18. CONSENT TO JURISDICTION.

THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO

HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first above written.

                                       SWIFT BEEF COMPANY, a Delaware
                                       corporation



                                       By: /s/ DEBRA L. KEITH
                                          --------------------------------------
                                       Title: Vice President, Tax
                                             -----------------------------------



                                       MONFORT FINANCE COMPANY,
                                       INC., a Colorado corporation



                                       By: /s/ DEBRA L. KEITH
                                          --------------------------------------
                                       Title: Vice President, Tax
                                             -----------------------------------

                                  SCHEDULE 1.2

                                PRICING MECHANISM



The price of cattle will be determined by a "starting price" adjusted for an allowance to determine a base price. This base price will be adjusted depending on local markets, yield grade factors, etc.

         Starting Price             Greeley and Hyrum Cattle - the higher of
                                    Nebraska or Colorado USDA dressed weekly weighted average cattle price Dumas Cattle - the Texas and Oklahoma USDA weekly weighted live cattle price divided by the Dumas plant average yield

         Plus              +        Allowance "***" a hundred weight for Greeley
                                    and Hyrum and "***" a hundred weight for Dumas

         Equals            =        Base Price

Base Price Adjusted According to:   Greeley and Hyrum - Grade base 55-60% prime
                                    and choice Dumas - Grade base is plant
                                    average week prior

MARKETS                                                 GREELEY                    HYRUM                    DUMAS
-------                                                 -------                    -----                    -----
                                                     Higher NE/CO               Higher NE/CO
                                                        Dressed                    Dressed                TX/OK Live

Allowance                                                  "***" CWT               "***" CWT                 "***" CWT
Yield Grade 1                      Base +                  "***" CWT               "***" CWT                 "***" CWT
Yield Grade 2                      Base +                  "***" CWT               "***" CWT                 "***" CWT
Yield Grade 3                      Base +                  "***" CWT               "***" CWT                 "***" CWT
Yield Grade 4                      Base +                  "***" CWT               "***" CWT                 "***" CWT
Yield Grade 5                      Base +                  "***" CWT               "***" CWT                 "***" CWT

Standard                           Base +                  "***" CWT               "***" CWT                 "***" CWT
Substandard                                       ------------- Select carcass price "***" CWT -----------

Certified Angus                ----------            Base +  "***" CWT          premium             -----------
Carcass WT>1000 lbs.           ----------            Base +  "***" CWT          ----------          ----------
Carcass WT<534 lbs.            ----------            Base +  "***" CWT          ----------          ----------
Dark Cutters                                      ------------- Select carcass price "***" CWT -----------
Prime Carcasses                                      Base +  "***" CWT          premium

                                  SCHEDULE 1.5

                                   FACILITIES



                                                                                              CAPACITY
                                                                                              --------
1.             Malta Feedlot                                                                   52,000

               1700 South 2450 East
               Malta, ID 83342

2.             Yuma Feedlot                                                                    125,000

               38002 County Road North
               Yuma, CO 80759

3.             Friona Feedlot                                                                  85,000

               2548 County Road 15
               Friona, TX 79035

4.             Kuner Feedlot                                                                   90,000

               28625 Highway 34
               Kersey, CO 80644

5.             Gilcrest Feedlot                                                                90,000

               22777 Weld County Road 31
               La Salle, CO 80645

                                  SCHEDULE 1.7

                                     PLANTS


                  Dumas, Texas
                  Grand Island, Nebraska
                  Greeley, Colorado
                  Hyrum, Utah

                                   SCHEDULE 9

                                    INSURANCE



         (i) Comprehensive general liability (with minimum single limit of $2,000,000 and endorsement for contractual liability, products liability and completed operations);

         (ii) Comprehensive automobile for all owned, non-owned and hired vehicles (with minimum single limit of $2,000,000);

         (iii) Workers' compensation insurance in compliance with the laws of each state in which any Plant or Facility is located, together with employer's liability coverage (with endorsements for other states, voluntary compensation and occupational disease and minimum limits on employer's liability coverage of $2,000,000 per occurrence); and

         (iv) Excess liability insurance, written on a "following form" basis, with minimum annual per occurrence and aggregate limits of $75,000,000.